Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (File Numbers 333-115737 and 333-37756) and Form S-3 (File Number 333-44096) of our report dated March 24, 2006, relating to the financial statements of Covalent, Group, Inc., appearing in the Preliminary Proxy Statement, Schedule 14A of Covalent Group, Inc. filed with the United States Securities and Exchange Commission on August 4, 2006.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

August 2, 2006